EXHIBIT 3.1

                           FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State


May 8, 2001

THE JACKSON RIVERS COMPANY
4045 BAHIA ISLE CIRCLE
WELLINGTON, FL 33467



The Articles of Incorporation for THE JACKSON RIVERS COMPANY were filed on May 8, 2001, and assigned document number P01000045978. Please refer to this number whenever corresponding with this office.

Enclosed is the certification requested. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number HOlOOOO64070.

A corporation annual report/uniform business report will be due this office between January 1 and May 1 of the year following the calendar year of the file date year. A Federal Employer Identification (FEI) number will be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling 1-800-829-3676 and requesting form SS-4.

Please be aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have questions regarding corporations, please contact this office at the address given below.

Neysa Culligan
Document Specialist
New Filings Section
Division of Corporations

Letter Number: 70lAOOO27600


       DIVISION OF CORPORATIONS -P.O. BOX 6327 -TALLAHASSEE, FLORIDA 32314





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                               [GRAPHIC OMITTED]




                                STATE OF FLORIDA

                               Department of State



I certify from the records of this office that THE JACKSON RIVERS COMPANY is a corporation organized under the laws of the State of Florida, filed on May 8, 2001.

The document number of this corporation is P01000045978.

I further certify that said corporation has paid all fees due this office through December 31, 2001, and its status is active. I further certify that said corporation has not filed Articles of Dissolution.

I further certify that this is an electronically transmitted certificate authorized by section 15.16, Florida Statutes, and authenticated by the code, 701AOO027600-050801-PO1000045978-1/1, noted below. H

                     Given under my hand and the
                     Great Seal of the State of Florida,
                     at Tallahassee, the Capital, this the
                     Eighth day of May, 2001




Authentication Code: 701A00027600-050801-P01000045978-1/1





[GREAT SEAL OF THE STATE OF FLORIDA]                       /s/ KATHERINE HARRIS
                                                           Katherine Harris
                                                           Secretary of State









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ARTICLES OF INCORPORATION


ARTICLE I. NAME
---------------
The name of this Florida corporation is:
The Jackson Rivers Company


ARTICLE II. ADDRESS
-------------------
The Corporation's mailing address is:
The Jackson Rivers Company
4045 Bahia Isle Circle
Wellington FL 33467


ARTICLE III. REGISTERED AGENT
------------------------------
The name and address of the Corporation's registered agent is:
Don A. Paradiso, Esq.
2072 South Military Trail, Suite #9
West Palm Beach,  FL 33415

ARTICLE IV. BOARD OF DIRECTORS
-------------------------------

The name of each member of the Corporation's Board of Directors is:
Don A. Paradiso, Esq .

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.

Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach FL 33139
(305) 672-0686



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ARTICLE V. CAPITAL STOCK
-------------------------

The Corporation shall have the authority to issue 100,000,000 shares of common stock, par value $.001 per share.


ARTICLE VI. INCORPORATOR
-------------------------
The name and address of the incorporator is:
Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach FL 33139

ARTICLE VII. CORPORATE EXISTENCE
---------------------------------
These Articles of Incorporation shall become effective and the corporate existence will begin on May 8, 200 I.


The undersigned incorporator executed these Articles of Incorporation on May 8, 2001.


/S/ STEPHEN T. SAMUEL
---------------------
CORPORATE CREATIONS INTERNATIONAL INC.
Stephen T. Samuel Vice President






Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach FL 33139
(305) 672-0686



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